SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

       Date of Report (date of earliest event reported): October 26, 2004

                               Comtech Group, Inc.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

         000-2642                                         52-0466460
(Commission File Number)                      (IRS Employer Identification No.)


           c/o Comtech Group, Room 10001, Tower C, Skyworth Building,
             High-Tech Industrial Park, Nanshan, Shenzhen 5180, PRC
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 011-86-755-267-4327


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Item 3.02. Unregistered Sales of Equity Securities

         On October 26, 2004, the Registrant entered into definitive purchase agreements for the sale of an aggregate of 6,300,000 shares of common stock to institutional and individual investors for gross proceeds of approximately $11 million, before deducting a 6% placement fee and other expenses of the offering. C.E. Unterberg Towbin acted as lead placement agent for the transaction, with W.R. Hambrecht & Co. acting as co-placement agent. A closing was held on the first 5,040,000 shares on October 27, 2004. A second closing on the balance of the shares is expected to take place on or about November 4, 2004.

         The Registrant has agreed to use its best efforts to file a registration statement covering the resale of the shares under the Securities Act of 1933, as amended, within 60 days after the first closing of the transaction.

         Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c)      Exhibits

20.1   Press Release dated October 27, 2004

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMTECH GROUP, INC.

                                            By:/s/ Jingwei Kang
                                               ----------------------------
                                            Name:  Jingwei Kang
                                            Title:  Chief Executive Officer

Dated: October 27, 2004


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